UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LANDMARK BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

LANDMARK BANCORP, INC.

701 Poyntz Avenue

Manhattan, Kansas 66502

(785) 565-2000

April 17, 2025

Dear Stockholder:

On behalf of the board of directors and management of Landmark Bancorp, Inc., we cordially invite you to attend our annual meeting of stockholders, to be held at 2:00 p.m., central time, on Wednesday, May 21, 2025. This year’s annual meeting will be a completely virtual meeting, which will be conducted solely online via live webcast. You will be able to attend and participate in the annual meeting online, vote your shares electronically, and submit your questions prior to and during the annual meeting by visiting https://meetnow.global/MJSZPMM on the annual meeting date at the time described in the accompanying proxy statement. To participate in the annual meeting, you will need the unique control number included on your proxy card. If you do not have a control number, you may attend the annual meeting as a “Guest,” but will not have the option to vote your shares or ask questions at the, and you will not be deemed to be “present” at the annual meeting for purposes of determining a quorum. There is no physical location for the annual meeting. The accompanying notice of annual meeting of stockholders and proxy statement discuss the business to be conducted at the annual meeting. At the annual meeting, we will also report on our operations and the outlook for the year ahead.

We have nominated four persons to serve as Class III directors, three of whom are incumbent directors, and one of whom is a new director nominee. We have also included a proposal for stockholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as described in the accompanying proxy statement, as well as a proposal for stockholders to approve, on a non-binding, advisory basis, the frequency with which we will conduct future say-on-pay proposals. Additionally, our Audit Committee has appointed, and we recommend that you ratify, Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2025.

We encourage you to attend the meeting virtually. Whether or not you plan to attend, however, please complete, sign and date the enclosed proxy card and return it in the accompanying postage-paid return envelope, or vote by telephone or internet as described on the proxy card, as promptly as possible. This will ensure that your shares are represented at the meeting.

Very truly yours,

LANDMARK BANCORP, INC.

/s/ Abigail M. Wendel
Abigail M. Wendel
President and Chief Executive Officer

LANDMARK BANCORP, INC.

701 Poyntz Avenue

Manhattan, Kansas 66502

(785) 565-2000

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 21, 2025

To the stockholders of

LANDMARK BANCORP, INC.

The annual meeting of the stockholders of Landmark Bancorp, Inc., a Delaware corporation, will be held on Wednesday, May 21, 2025, at 2:00 p.m., central time, by virtual meeting by visiting https://meetnow.global/MJSZPMM, for the following purposes:

1.	to elect four Class III directors for a three-year term ending at the 2028 annual meeting of stockholders or until their successors are elected and qualified;

2.	to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as described in the accompanying proxy statement, which we refer to as the “say-on-pay proposal;”

3.	to approve, on a non-binding, advisory basis, the frequency with which we will conduct future say-on-pay proposals, which we refer to as the “say-on-frequency proposal;”

4.	to ratify the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2025; and

5.	to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

We are not aware of any other business to come before the annual meeting. Any action may be taken on any one of the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned or postponed. The board of directors has fixed the close of business on April 2, 2025 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. In the event there is an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the meeting, the meeting may be adjourned or postponed to permit our further solicitation of proxies.

By order of the Board of Directors,

/s/ Abigail M. Wendel
Abigail M. Wendel
President and Chief Executive Officer

Manhattan, Kansas

April 17, 2025

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, PLEASE TAKE THE TIME TO VOTE BY COMPLETING AND MAILING THE ENCLOSED PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, or votING by telephone or internet as described on the proxy card. WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING, AND, IF YOU DO, YOU MAY VOTE YOUR STOCK AT THE MEETING IF YOU WISH. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

LANDMARK BANCORP, INC.

701 Poyntz Avenue

Manhattan, Kansas 66502

(785) 565-2000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 21, 2025

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation by the board of directors (the “Board”) of Landmark Bancorp, Inc. (all references to “Landmark Bancorp,” the “Company,” “we” or “our” refer to Landmark Bancorp, Inc., unless the context requires otherwise) of proxies to be voted at the annual meeting of stockholders to be held on Wednesday, May 21, 2025, at 2:00 p.m., central time, by virtual meeting by visiting https://meetnow.global/MJSZPMM, and at any adjournments or postponements of the meeting (the “Annual Meeting”). Our 2024 annual report, which includes consolidated financial statements of Landmark Bancorp and Landmark National Bank (the “Bank”), is also enclosed. This proxy statement is first being mailed to Landmark Bancorp’s stockholders on or about April 17, 2025.

The following is information regarding the meeting and the voting process, presented in a question and answer format.

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because, as of the close of business on April 2, 2025, the record date for the Annual Meeting (the “Record Date”), you owned shares of Landmark Bancorp’s common stock. This proxy statement lists the matters that will be presented for consideration by the stockholders at the Annual Meeting. It also gives you information concerning the matters to be voted on at the meeting to assist you in making an informed decision.

When you sign the enclosed proxy card or vote by telephone or internet as described on the proxy card, you appoint the proxy holders as your representatives at the Annual Meeting. The proxy holders will vote your shares as you have instructed, thereby ensuring that your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, you should instruct the proxy holders how to vote your shares in advance of the Annual Meeting, to ensure that your shares are represented in case your plans change.

If you have instructed the proxy holders how to vote your shares and an issue comes up for a vote at the Annual Meeting that is not identified on the proxy card or in this proxy statement, the proxy holders will vote your shares, pursuant to your proxy, in accordance with their judgment.

Why are you holding a virtual meeting instead of a physical meeting?

The Board has determined that it is in the best interests of our stockholders for the Company to continue to hold the Annual Meeting virtually only, rather than in person. In our experience, we believe that hosting a virtual meeting enables more of our stockholders to attend and participate in the Annual Meeting, as stockholders can participate from any location around the world with internet access.

How can I attend the Annual Meeting?

The Annual Meeting will be virtually only. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the annual meeting. There is no physical location for the Annual Meeting. You will be able to attend the Annual Meeting online, submit your questions prior to and during the Annual Meeting, and vote your shares online during the Annual Meeting by visiting the following web address: https://meetnow.global/MJSZPMM. You will need to review the information included on your proxy card or any instructions that accompanied your proxy materials, including the unique control number included on your proxy card.

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If you do not have a control number, you may attend the Annual Meeting as a “Guest,” but will not have the option to vote your shares or ask questions at the Annual Meeting, and you will not be deemed to be “present” at the Annual Meeting for purposes of determining a quorum.

If you hold your shares through an intermediary, such as a broker or other fiduciary (i.e., in street name), and would like to vote your shares or ask questions at the Annual Meeting, you must register in advance using the instructions in this proxy statement regarding shares held by brokers or other fiduciaries.

The Annual Meeting will begin promptly at 2:00 p.m., central time, on Wednesday, May 21, 2025. We encourage you to access the Annual Meeting link prior to the start time, leaving ample time to check in and to test the computer software. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the Annual Meeting. A technical support number will be made available on the webpage during check-in for stockholders who experience technical difficulties accessing the Annual Meeting. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the Annual Meeting?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the virtual Annual Meeting. Please follow the instructions on the proxy card that you received.

If you hold your shares through an intermediary, such as a broker or other fiduciary (i.e., in street name), you must register in advance to attend the virtual Annual Meeting. To register to attend the Annual Meeting, you must submit proof of your proxy power (i.e. a “legal proxy”) reflecting your holdings of Company stock along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., eastern time, on Friday, May 16, 2025.

You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Requests for registration should be sent as follows:

By email:

Forward the email from your broker or other fiduciary, or attach an image of your legal proxy, to legalproxy@computershare.com.

- OR -

By mail:

Computershare

Landmark Bancorp, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

How do I ask questions at the annual meeting?

To ask a question at the Annual Meeting, you will need to have the unique control number included on your proxy card. After accessing the virtual Annual Meeting, if you would like to submit a question, click on the “messages” icon at the top of the screen prior to or during the Annual Meeting. We encourage stockholders to submit any questions prior to the Annual Meeting to ensure your question is received.

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What matters will be voted on at the meeting?

You are being asked to: (i) elect four Class III directors for a three-year term ending at the 2028 annual meeting of stockholders or until their successors are elected and qualified; (ii) approve, on a non-binding, advisory basis, the compensation of our named executive officers (“NEOs”), as described in the accompanying proxy statement (the “say-on-pay proposal”); (iii) approve, on a non-binding, advisory basis, the frequency with which we will conduct future say-on-pay proposals (the “say-on-frequency proposal”); and (iv) ratify the appointment of Crowe LLP (“Crowe”) as our independent registered public accounting firm for the year ending December 31, 2025. These matters are more fully described in this proxy statement.

If I am the record holder of my shares, how do I vote?

You may vote either by mail, by telephone, by internet or online during the virtual Annual Meeting. To vote by mail, complete, sign and date the enclosed proxy card and mail it in the enclosed postage-paid, pre-addressed envelope to our transfer agent, Computershare. To vote by telephone or by internet, please follow the instructions on the proxy card.

If you sign, date and return your proxy card or vote by telephone or internet but do not provide voting instructions, the shares represented by your proxy card will be voted “FOR” each of the nominees named in this proxy statement to be elected as Class III directors; “FOR” the approval of the non-binding, advisory say-on-pay proposal; FOR the “3 YEARS” option with respect to the non-binding, advisory say-on-frequency proposal; and “FOR” the ratification of Crowe as our independent registered public accounting firm.

If you want to vote online during the virtual Annual Meeting, please attend the virtual Annual Meeting at https://meetnow.global/MJSZPMM. You will need to have the unique control number included on your proxy card. After accessing the virtual Annual Meeting, if you would like to vote, click on the “Cast your Vote” to submit your vote prior to or during the Annual Meeting before the polls close. Even if you plan to attend the Annual Meeting, you should complete, sign, date and return your proxy card, or vote by telephone or internet, in advance of the Annual Meeting, to ensure that your shares are represented in case your plans change. Please note, if your shares are held in the name of your broker or other fiduciary (i.e., in street name), you will need to arrange to obtain a “legal proxy” from your broker or other fiduciary in order to vote online during the Annual Meeting as discussed in this proxy statement.

If I hold shares in the name of a broker or other fiduciary (i.e., in street name), who votes my shares?

If you received this proxy statement from your broker, bank, trustee or other fiduciary who may hold your shares, your broker, bank, trustee or other fiduciary should have given you instructions for directing how they should vote your shares. It will then be their responsibility to vote your shares for you in the manner you direct. As discussed above, if you want to vote online at the Annual Meeting, you will need to arrange to obtain a “legal proxy” from your broker, bank, trustee or other fiduciary.

Brokers may generally vote on routine matters, such as the ratification of our independent registered public accounting firm, but cannot vote on non-routine matters unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote your shares on a matter on which your broker does not have discretionary authority to vote, your broker will return the proxy card to us, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a “broker non-vote” and may affect the outcome of the voting as described under “How many votes are needed for approval of each proposal?”

The election of directors, the say-on-pay proposal and the say-on frequency proposal are all considered non-routine matters. We therefore encourage you to provide directions to your broker, bank, trustee or other fiduciary who may hold your shares as to how you want your shares voted on all matters to be brought before the Annual Meeting. You should do this by carefully following the instructions your broker, bank, trustee or other fiduciary who may hold your shares gives you concerning its procedures. This ensures that your shares will be voted at the Annual Meeting.

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What does it mean if I receive more than one proxy card?

It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please sign, date and return, or vote by telephone or internet with respect to, ALL proxy cards to ensure that all your shares are voted.

What options do I have in voting on each of the proposals?

In the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” for each nominee. There is no cumulative voting for the election of directors.

For the approval on a non-binding advisory basis of the say-on-pay proposal and the ratification of Crowe as our independent registered public accounting firm, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to such proposals.

For the approval on a non-binding advisory basis of the say-on-frequency proposal, you may vote for an “EVERY YEAR,” “EVERY TWO YEARS” or “EVERY THREE YEARS” frequency, or you may vote “ABSTAIN.”

How many votes may I cast?

Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.

How many votes are needed for approval of each proposal?

Proposal 1 (Election of Directors) – The affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to elect each director. An abstention with respect to a director nominee will have the same legal effect as a vote “against” such nominee, while broker non-votes, because they will not be counted as entitled to vote, will not affect the voting with respect to any nominee.

Proposal 2 (Say-on-Pay Proposal) – The affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to approve the say-on-pay proposal, on a non-binding advisory basis. Abstentions will have the same legal effect as a vote “against” this proposal, while broker non-votes, because they will not be counted as entitled to vote, will not affect the voting on this proposal. Please note that, because the say-on-pay proposal is non-binding and advisory, the outcome of this vote will not be binding on the Board.

Proposal 3 (Say-on-Frequency Proposal) – The choice that receives the highest number of votes cast will be considered the choice of the stockholders. Abstentions and broker non-votes, if any, will not affect the outcome of the vote. Please note that, because the say-on-frequency proposal is non-binding and advisory, the outcome of this vote will not be binding on the Board.

Proposal 4 (Ratification of Crowe) – The affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to ratify the appointment of Crowe as our independent registered public accounting firm for the year ending December 31, 2025. Abstentions will have the same legal effect as a vote “against” this proposal, while broker non-votes will not affect the voting on this proposal.

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What if I change my mind after I return my proxy?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

●	signing another proxy with a later date and returning that proxy to our transfer agent at:

Computershare
P. O. Box 43006
Providence, RI 02940-3006;

●	sending notice to our transfer agent, at the address above, that you are revoking your proxy;

●	timely submitting another proxy via telephone or the internet; or

●	voting online during the Annual Meeting.

If you hold your shares in the name of your broker, bank, trustee or other fiduciary who may hold your shares and desire to revoke your proxy, you will need to contact your broker or other fiduciary to revoke your proxy.

How many shares do we need to have represented at the meeting to hold the annual meeting?

A majority of the shares of common stock that are outstanding and entitled to vote as of the close of business on the Record Date must be present in person or by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. Virtual attendance at the Annual Meeting using the unique control number included on your proxy card constitutes “in person” for purposes of determining a quorum.

Shares are counted as present at the Annual Meeting if the stockholder either:

●	is present virtually (by logging into the Annual Meeting using the unique control number included on the proxy card) at the virtual meeting; or

●	has properly submitted a signed proxy card or other proxy.

As of the close of business on the Record Date, there were 5,778,610 shares of common stock outstanding. Therefore, at least 2,889,306 shares of common stock need to be present at the Annual Meeting to establish a quorum.

What happens if a nominee is unable to stand for election?

The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than four nominees. The Board has no reason to believe any nominee will be unable to stand for election.

Where do I find the voting results of the meeting?

If available, we will announce voting results at the Annual Meeting. The voting results will also be disclosed in a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of Landmark Bancorp or its subsidiaries may solicit proxies in person, by telephone or by e-mail. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

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PROPOSAL 1 – ELECTION OF DIRECTORS

At the Annual Meeting, our stockholders will be entitled to elect four Class III directors for a term expiring at the 2028 annual meeting of stockholders or until their successors are elected and qualified. Landmark Bancorp’s directors are divided into three classes having staggered terms of three years. Michael E. Scheopner, a current Class III director and the former President and Chief Executive Officer of the Company, is retiring from the Board after 12 years as a director and 29 years as an employee, including over a decade as President and Chief Executive Officer of the Company, effective at the Annual Meeting. We thank Mr. Scheopner for his dedication and service over the years.

We have no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the Annual Meeting, including each person’s business experience and qualifications to serve on the Board. Unless otherwise noted, the directors have been employed in their principal occupation with the same organization for at least the last five years. The four nominees, if elected at the Annual Meeting, will serve as Class III directors for three-year terms expiring at the 2028 annual meeting of stockholders or until their successors are elected and qualified.

The affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to elect each director. An abstention with respect to a director nominee will have the same legal effect as a vote “against” such nominee, while broker non-votes, because they will not be counted as entitled to vote, will not affect the voting with respect to any nominee. The Board recommends that you vote “FOR” each of the nominees for director. Proxies properly signed and returned will be voted “FOR” each of the nominees for director unless you specify otherwise.

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NOMINEES

(Class III, Term Expiring 2028)

Abigail M. Wendel Chief Executive Officer and President Age: 51 Director since: 2024	Ms. Wendel has served as the President and Chief Executive Officer of Landmark Bancorp and Landmark National Bank since March 29, 2024. She is also a director of Landmark National Bank.
	●	Previously, she served as President of Consumer Banking for UMB Bank, N.A. since 2018. Prior to that role at UMB, Ms. Wendel served as Senior Vice President and Director of Corporate Strategy, Government & Investor Relations from 2008 to 2015 and as Executive Vice President, Chief Strategy Officer from 2015 to 2018.

	●	Prior to joining UMB, Ms. Wendel held a variety of operational, administrative and leadership roles with the Federal Reserve Bank of Kansas City for twelve years.

	●	Ms. Wendel is also involved in a number of community organizations in and around Kansas City.

	●	We consider Ms. Wendel to be a qualified candidate for service on the Board due to her extensive experience working at key positions of a larger, regional bank, as well as her experience with the Federal Reserve Bank of Kansas City.

Patrick L. Alexander Chairman Age: 72 Director since: 1990 Committees:

Mr. Alexander has served as the Chairman of Landmark Bancorp since January 2019 and of Landmark National Bank since May 2013, previously serving as Executive Chairman from January 2014 to December 2018. Mr. Alexander also served as President and Chief Executive Officer of Landmark Bancorp and Landmark National Bank from October 2001 until stepping down as President in May 2013 and as Chief Executive Officer in January 2014. He is also a director of Landmark National Bank.

●	Audit	●	Mr. Alexander became President and Chief Executive Officer of the Manhattan Federal Savings and Loan Association (the predecessor to Security National Bank) in 1990 and became the President and Chief Executive Officer of MNB Bancshares and Security National Bank in 1992 and 1993, respectively.

●	Compensation	●	From 1986 to 1990, Mr. Alexander served as President of the Kansas State Bank of Manhattan.

		●	We consider Mr. Alexander to be a qualified candidate for service on the Board, the Audit Committee, the Compensation Committee due to his experience in the financial services industry and the intimate familiarity with Landmark Bancorp’s operations that he has acquired in senior leadership positions with Landmark Bancorp.

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Jim W. Lewis Age: 69 Director since: 1991 Committees:		Mr. Lewis has served as a director of Landmark Bancorp since 1991. He is also a director of Landmark National Bank.

●	Audit	●	Previously, he was the owner of Lewis Automotive Group, which includes several dealerships in Kansas. Mr. Lewis is a member of the Dodge City Area Chamber of Commerce and previously served as a member of the Governor’s Council of Economic Advisors for the State of Kansas.

		●	Mr. Lewis also serves on the board of directors of the Higher Education Council for Kansas and the Dodge City Community College.

		●	Mr. Lewis was a founding member of The Alley, a community teen center in Dodge City.

		●	We consider Mr. Lewis to be a qualified candidate for service on the Board and the Audit Committee due to the skills and expertise he has demonstrated in running a local business, as well as his prominence in several of our market areas.

Tom A. Page Age: 71	Mr. Page is the former President and Chief Executive Officer of Emprise Bank. He is also a director of Landmark National Bank.

	●	Previously, he held the position of President of Community Banking at the former Bank IV/Fourth Financial Corporation.

	●	Mr. Page also previously served on the American Bankers Association Taxation Committee, the Kansas Bankers Association State Affairs Committee, and as Chairman of the Board of the Kansas Development Finance Authority.

	●	We consider Mr. Page to be a qualified candidate for service on the Board due to his experience in the financial services industry during his career in senior leadership positions at other financial institutions.

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CONTINUING DIRECTORS

(Class I, Term Expiring 2026)

Sarah Hill-Nelson Age: 55 Director since: 2011 Committees:		Ms. Hill-Nelson is the President and Chief Executive Officer of The Bowersock Mills & Power Company, which operates a hydroelectric power plant in Lawrence, Kansas. She is also a director of Landmark National Bank.

●	Nominating and Governance	●	Ms. Hill-Nelson is a member of the Lawrence Chamber of Commerce.

		●	Ms. Hill-Nelson is a board member of Friends of the Kaw.

		●	Ms. Hill-Nelson was past Chair of the Small Hydropower Council for the National Hydropower Association.

		●	She has also served in leadership positions on several boards, including President of the Douglas County CASA Board and Vice President of the City of Lawrence Sustainability Advisory Board and Treasurer of Friends of Lawrence Area Trails.

		●	We consider Ms. Hill-Nelson to be a qualified candidate for service on the Board and the Nominating and Governance Committee due to the skills and expertise she has acquired in running a local business, as well as her involvement in the Lawrence market.

Angela S. Hurt Age: 49 Director since: 2023 Committees:		Ms. Hurt is the President and Chief Executive Officer of Veracity Consulting, Inc., a business and technology consulting firm that helps organizations execute on their strategic initiatives and business goals, which she founded in 2006. She is also a director of Landmark National Bank.

●	Nominating and Governance	●	Ms. Hurt currently serves on the board of the Kansas City Tech Council and is the President for the Kansas City Chapter of the Young Presidents’ Organization.

		●	She has also served on the board for the Kansas City Sports Commission, Women’s Employment Network, Enterprise Center in Johnson County, American Indian Enterprise and Business Council, KU Endowment Association and UMKC Women’s Center.

		●	We consider Ms. Hurt to be a qualified candidate for service on the Board and on the Nominating and Governance Committee due to the skills and expertise she has demonstrated in running a local business, as well as her involvement in the Kansas City market.

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David H. Snapp Age: 69 Director since: 1986 Committees:		Mr. Snapp is the owner of the David H. Snapp, LC law firm in Dodge City, Kansas. He is also a director of Landmark National Bank.

●	Compensation	●	Mr. Snapp serves as a board member of Arrowhead West, Inc., a mental and physical rehabilitation center, and the Catholic Charities of Southwest Kansas, Inc.

●	Nominating and Governance (Chair)	●	Previously, he served as President of the Community Foundation of Southwest Kansas.

		●	Mr. Snapp is also the former President of the Santa Fe Trail Council of the Boy Scouts of America.

		●	Mr. Snapp is a member of the Kansas Title Standards Committee for real estate transactions and is a member of the Kansas Judicial Council Probate Advisory Committee.

		●	We consider Mr. Snapp to be a qualified candidate for service on the Board and the Compensation Committee and the Nominating and Governance Committee due to his legal skills and expertise, along with the expertise that he has acquired in running a local business and his prominence in the Dodge City market.

Angelia K. Stanland Age: 61 Director since: 2023 Committees:		Ms. Stanland is the Chief of Staff for The Illig Family Enterprise Company. She is also a director of Landmark National Bank.

●	Nominating and Governance	●	Previously, she served as the Vice-President of Recruiting and Associate Service for Cerner Corporation from August 2004 until January 2019.

		●	Ms. Stanland has also served on the Board of Trustees for Coker University, including a term as the Chairman of the Board and is currently on the Board’s Executive Committee.

		●	She also serves on the American Royal Board, including a term as the Chairman of the Board and is currently on the Board’s Executive Committee.

		●	Ms. Stanland has previously served on the board of the Kansas City Convention and Visitor’s Association as well as numerous other nonprofit boards.

		●	We consider Ms. Stanland to be a qualified candidate for service on the Board and the Nominating and Governance Committee due to the skills and expertise she has demonstrated in the human resources field, as well as her involvement in the Kansas City market.

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(Class II, Term Expiring 2027)

Mark J. Kohlrus Age: 65 Director since: 2023 Committees:		Mr. Kohlrus is currently a self-employed financial consultant and has served as a director of the Landmark Bancorp since 2023. He is also a director of Landmark National Bank.

●	Audit (Chair)	●	Previously, he served as Senior Vice-President of The Brink’s Company, a publicly traded corporation, and the Chief Operating Officer of Balance Innovations, a Brink’s division, from June 2019 through his retirement in March 2023. Prior to its acquisition by Brink’s, Mr. Kohlrus was the Chief Financial Officer of Balance Innovations, LLC from 2006 to 2019.

		●	Mr. Kohlrus also served as Chief Operating Officer of BV Solutions Group, Inc. from 2000 to 2005, and Chief Financial Officer of NovaStar Financial, Inc. from 1996 to 2000.

		●	Mr. Kohlrus was also a certified public accountant with KPMG from 1982 to 1996, where he had extensive experience in the banking industry and with public companies.

		●	He served on the Kansas State Accounting Advisory Council for over 20 years and as a College of Business Executive Mentor for 10 years.

		●	We believe that Mr. Kohlrus is qualified to serve on our Board and the Audit Committee based on his extensive experience in leadership positions at publicly traded companies, his experience with banking organizations and his training and background as an accountant.

Sandra J. Moll Age: 61 Director since: 2018 Committees:		Ms. Moll is the owner of Advanced Business Solutions, LLC, a service organization based in Paola, Kansas, focused on assisting and providing solutions for financial institutions and small and medium businesses. She is also a director of Landmark National Bank.

●	Audit	●	Ms. Moll also works with executives in an advisory capacity across the nation in strategic planning initiatives and executive management.

		●	She currently serves on the board of UX Unlimited, a technology company serving the financial services industry and she previously served on the board of KC One Heart.

		●	She is a co-founder of the nonprofit PATH that serves the Miami County, Kansas communities as well as veterans across the United States.

		●	We consider Ms. Moll to be a qualified candidate for service on the Board and the Audit Committee due to the financial skills and extensive expertise she has acquired in her leadership roles in the financial services industry and the expertise she has acquired in running a local business, as well as her involvement in several of our market areas.

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Wayne R. Sloan Age: 71 Director since: 2013 Committees:		Mr. Sloan is the Chairman of the Board of BHS Construction, Inc., a general construction firm in Manhattan, Kansas, a position he has held since January 2021. He is also a director of Landmark National Bank.

●	Compensation (Chair)	●	Previously, he was the President of BHS Construction, Inc. since 1982.

		●	He currently serves on the board and is a past President of the Pawnee Mental Health Foundation Board, and on the Business Advocacy Committee of the Manhattan Area Chamber of Commerce.

		●	Mr. Sloan has previously served as the President of the State Alliance of Boys and Girls Clubs, and as President of the Associated General Contractors of Kansas and the President of the Boys and Girls Club of Manhattan.

		●	He also served as the Chairman of the Board of the Manhattan Area Chamber of Commerce.

		●	We consider Mr. Sloan to be a qualified candidate for service on the Board and on the Compensation Committee due to the skills and expertise he has acquired in running a local business, as well as his involvement in the Manhattan market.

All of our directors will hold office until the annual meeting of stockholders held in the year indicated for their class, or until their respective successors are duly elected and qualified, or until their earlier death, resignation, removal or disqualification. Ms. Wendel was hired to serve as our President and Chief Executive Officer effective March 29, 2024 and, as part of the hiring process, it was agreed that she would serve on the boards of directors of both Landmark Bancorp and Landmark National Bank. There are no other arrangements or understandings with any of the directors or nominees pursuant to which they have been selected as nominees or directors. No director, director nominee or executive officer has a family relationship with any other director, director nominee or executive officer of Landmark Bancorp or Landmark National Bank by blood, marriage, or adoption. Unless noted in such person’s biography above, no nominee or director has been a director of another “public corporation” (i.e., subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or of any investment company within the past five years.

In addition, Landmark Bancorp has one executive officer not otherwise discussed above, whose business experience is as follows:

Mark A. Herpich, age 57, has served as Vice President, Secretary, Treasurer and Chief Financial Officer of Landmark Bancorp and as Executive Vice President, Secretary and Chief Financial Officer of Landmark National Bank since October 2001. Previously, he held these same positions at MNB Bancshares and Security National Bank from September 1998 to October 2001. Mr. Herpich served as a Senior Manager and certified public accountant at KPMG LLP from August 1989 to September 1998. Mr. Herpich was not selected as an officer pursuant to any arrangement or understanding with any other person.

Board Statistics

In assessing Board composition and prior to nominating an existing director for re-election to the Board, the Nominating and Governance Committee considers and reviews a number of attributes with respect to each existing director, including diversity of experience, skills and contributions that the existing director brings to the Board. Our Board is currently comprised of eleven directors, six of whom identify as male and five of whom identify as female. One of the female directors identifies as Native American.

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CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

We currently have, and following the Annual Meeting will continue to have, eleven directors serving on our Board, a majority of whom are “independent,” as such term is defined by The Nasdaq Stock Market LLC (“Nasdaq”). Our Board has evaluated the independence of its members based upon the rules of Nasdaq and the SEC. Applying these standards, our Board has affirmatively determined that, with the exception of Mr. Scheopner, who retired during 2024 from his positions as President and Chief Executive Officer of Landmark Bancorp, and Ms. Wendel who currently serves as President and Chief Executive Officer of Landmark Bancorp, each of our current directors is an independent director, as defined under the applicable rules.

Generally, the Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of Landmark Bancorp, which are monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full Board, with additional special meetings held from time to time. Our directors also discuss business and other matters with our key executives and our principal external advisers (legal counsel, auditors and other consultants) at times other than regularly scheduled meetings when appropriate.

The Board has, in addition to other committees, a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The current charters of each of these committees is available on Landmark Bancorp’s website at www.landmarkbancorpinc.com under “Corporate Overview — Corporate Governance.” Our website also contains a general description about our business, as well as our Code of Business Conduct and Ethics, Insider Trading Policy and Clawback Policy. Additionally, we maintain a separate website for Landmark National Bank at www.banklandmark.com that contains a description of our banking services and products.

The Board held seven regularly scheduled and special meetings during 2024. During 2024, directors attended at least 75 percent of the aggregate of the total number of meetings of the Board and the committees on which they served. Although we do not have a formal policy regarding director attendance at the annual meeting of stockholders, we encourage and expect all of our directors to attend. Last year, all of the directors serving at that time were present at the annual meeting.

Audit Committee

Messrs. Alexander, Kohlrus and Lewis and Ms. Moll currently serve as members of the Audit Committee, with Mr. Kohlrus serving as Chair of the Audit Committee. Each member of the Audit Committee is considered “independent,” as such term is defined by Nasdaq and Rule 10A-3 of the Exchange Act, and the Board believes that each member of the Audit Committee possesses the necessary skills and qualifications to critically analyze our financial statements and financial reporting process. The Board has determined that Mr. Kohlrus qualifies as an “audit committee financial expert” under the rules of the SEC. The Board based this decision on Mr. Kohlrus’s education and professional experience as a certified public accountant, as well as his role of Chief Financial Officer at a publicly reporting company.

The functions performed by the Audit Committee include, but are not limited to, the following:

●	selecting and managing the relationship with our independent registered public accounting firm;

●	reviewing the independence of the independent registered public accounting firm;

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●	reviewing actions by management on recommendations of the independent registered public accounting firm and internal audit staff;

●	meeting with management, internal audit staff and the independent registered public accounting firm to review the effectiveness of our system of internal control over financial reporting and internal audit procedures;

●	reviewing our earnings releases and reports filed with the SEC; and

●	reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports.

To promote independence of the audit function, the Audit Committee consults separately and jointly with the independent registered public accounting firm, internal audit staff and management. Our internal audit staff reports directly to the Audit Committee on audit and compliance matters. The Audit Committee also reviews and approves the scope of the annual external audit and consults with the independent registered public accounting firm regarding the results of their auditing procedures.

We have adopted a written charter, which sets forth the Audit Committee’s duties and responsibilities. A copy of the charter is available on our website at www.landmarkbancorpinc.com under “Corporate Overview — Corporate Governance.” The Audit Committee met eight times in 2024.

Compensation Committee

Messrs. Alexander, Sloan and Snapp and Ms. Stanland currently serve as members of the Compensation Committee, with Mr. Sloan serving as Chair of the Compensation Committee. Each member of the Compensation Committee is considered “independent,” as such term is defined by Nasdaq listing requirements and a “non-employee” director under Section 16 of the Exchange Act.

The Compensation Committee has overall responsibility for evaluating the compensation plans, policies and programs relating to the Chief Executive Officer and executive officers of Landmark Bancorp. The Chief Executive Officer conducts annual performance reviews for the executive officers, and the Compensation Committee considers the Chief Executive Officer’s assessment of each executive officer’s individual performance and the Chief Executive Officer’s salary recommendations for the other executive officers when determining executive officer compensation. The Compensation Committee evaluates the Chief Executive Officer’s performance and establishes her compensation. The Chief Executive Officer is not present at and does not participate in Compensation Committee discussions or decisions relating to her compensation. In determining the compensation level of the Chief Executive Officer, the Compensation Committee considers the performance of the Company, stockholder returns, the compensation levels of the Chief Executive Officer in previous years, independent compensation reviews from its independent consultant and the compensation levels of the Chief Executive Officer at businesses comparable to the Company and any additional factors that the Compensation Committee deems reasonable and appropriate. These same criteria are utilized when reviewing the compensation packages of other executive officers of the Company. The Compensation Committee also has the authority to retain inside advisors and the sole authority to retain and pay outside advisors at its discretion.

Blanchard Consulting Group, an independent compensation consultant, has been engaged to perform a comparative analysis of our compensation programs for our executive management and our Board relative to our peer group of publicly traded banking institutions. The Compensation Committee utilized the results of the Blanchard Consulting Group’s analysis with respect to administering and overseeing our executive management’s and Board’s compensation programs. The Compensation Committee determined that Blanchard Consulting Group had no known conflicts of interest that would have impaired its independence in advising the committee. During 2024, Blanchard Consulting Group assisted the Compensation Committee with reviews of the cash and equity incentive plans and assisted with incentive plan modifications for the 2025 incentive plan year.

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We have adopted a written charter, which sets forth the Compensation Committee’s duties and responsibilities. A copy of the charter is available on our website at www.landmarkbancorpinc.com under “Corporate Overview — Corporate Governance.” The Compensation Committee met four times in 2024.

Nominating and Governance Committee

For the past several years, the Board has changed the membership of the Nominating and Governance Committee annually to ensure that it is comprised of “independent” directors whose directorship is not up for re-nomination that year. In 2024, Ms. Hurt and Messrs. Alexander and Lewis served as members of the committee, with Mr. Alexander serving as Chair of the Nominating and Governance Committee. In 2025, Mmes. Hill-Nelson, Hurt and Stanland and Mr. Snapp will serve as members of the Nominating and Governance Committee, with Mr. Snapp serving as Chair of the Nominating and Governance Committee. Each of the current members of the Nominating and Governance Committee, and each of the prospective members, is considered “independent,” as such term is defined by Nasdaq. The Nominating and Governance Committee is charged with overseeing our corporate governance programs as well as nominating directors to serve on the Board.

We have adopted a written charter, which sets forth the Nominating and Governance Committee’s duties and responsibilities. A copy of the charter is available on our website at www.landmarkbancorpinc.com under “Corporate Overview — Corporate Governance.” The Nominating and Governance Committee met two times in 2024.

Director Nominations and Qualifications

In carrying out its nominating function, the Nominating and Governance Committee evaluates all potential nominees for election, including incumbent directors, Board nominees and stockholder nominees, in the same manner. We did not receive any stockholder director nominations for the Annual Meeting. Generally, the Nominating and Governance Committee believes that, at a minimum, directors should qualities including the highest personal and professional ethics and integrity, a comprehensive educational and professional background, demonstrated leadership skills, sound judgment, a strong sense of service to the communities which we serve and an ability to meet the standards and duties set forth in our Code of Business Conduct and Ethics. While we do not have a separate diversity policy, the Nominating and Governance Committee does consider the diversity of its directors and nominees in terms of knowledge, experience, skills, expertise, backgrounds and other demographics which may contribute to the Board. The Nominating and Governance Committee also evaluates potential nominees to determine whether they have any conflicts of interest that may interfere with their ability to serve as effective members of the Board, and whether they are “independent” in accordance with Nasdaq requirements (to ensure that at least a majority of the directors will, at all times, be independent).

The Nominating and Governance Committee identifies nominees by first evaluating the current members of the Board whose terms are set to expire at the upcoming annual meeting of stockholders, and who are willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Nominating and Governance Committee or the Board decides not to re-nominate a director for re-election, the Nominating and Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Over the past several years, the Company has focused on identifying candidates who may be interested in service as a member of the Board. In 2023, Mr. Page joined Landmark National Bank’s board of directors. After working with Mr. Page on the Bank’s board of directors, members of the Board believed that he would be an appropriate member of the Landmark Bancorp Board as well. In January 2025, the Nominating and Governance Committee recommended Mr. Page to the Board as a director nominee, and the Board thereafter approved his inclusion as a director nominee in this proxy statement. The Nominating and Governance Committee also evaluated incumbent Class III directors whose terms expire at the Annual Meeting, Ms. Wendel and Messrs. Alexander and Lewis, and determined that they should be nominated for re-election as directors, along with Mr. Page.

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Stockholder Communication with the Board, Nomination and Proposal Procedures

General Communications with the Board. Stockholders may contact our Board by contacting Mark A. Herpich, Corporate Secretary, Landmark Bancorp, Inc. at 701 Poyntz Avenue, Manhattan, Kansas 66502 or (785) 565-2000. All communications will be forwarded to the appropriate member of the Board unless they are primarily commercial in nature or related to an improper or irrelevant topic.

Nominations of Directors. In accordance with our bylaws, a stockholder may propose a nominee for election as a director at an annual meeting of stockholders by delivering written notice of the nomination to our Corporate Secretary, at the above address, not less than 60 days nor more than 90 days prior to the first anniversary date of the previous year’s annual meeting, which, for the 2026 annual meeting of stockholders, means such notice must be received by our Corporate Secretary no earlier than February 20, 2026 and no later than March 23, 2026.

The stockholder’s notice must include: (a) for each person to be nominated: (i) the name, age, business address and residential address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the class and number of shares of stock owned by the nominee on the date of the notice; and (iv) any information that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D-G under the Exchange Act, in connection with the acquisition of stock, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether the person is subject to the provisions of such regulations; and (b) as to the stockholder: (i) the name and address of record of the nominating stockholder and the names and addresses of any other stockholders supporting each respective nominee; and (ii) the class and number of shares of stock owned by the nominating stockholder and any other stockholders supporting the nominees on the date of the notice. The Board may request additional information after receiving the notification for the purpose of determining the proposed nominee’s eligibility to serve as a director.

Other Stockholder Proposals. To be considered for inclusion in our proxy statement and form of proxy for our 2026 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary, at the above address, no later than December 18, 2025, and must otherwise comply with the notice and other provisions of SEC rules and regulations, including Rule 14a-8 under the Exchange Act.

For proposals to be otherwise brought by a stockholder and voted upon at an annual meeting, the stockholder must file written notice of the proposal to our Corporate Secretary on or before 60 days in advance of the first anniversary of the previous year’s annual meeting, which, for the 2026 annual meeting of stockholders, means such notice must be received by our Corporate Secretary on or before March 23, 2026. Any stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and received by our Corporate Secretary by such date, such proposal may only be voted upon at a meeting held at least 30 days after the annual meeting at which it is presented.

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Board Leadership Structure

Currently, the positions of Chairman of the Board and Chief Executive Officer are held by separate people, with Mr. Alexander serving as Chairman of the Board and Ms. Wendel serving as Chief Executive Officer. We currently believe this is the most appropriate structure for Landmark Bancorp. The Chairman of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Chairman of the Board also provides input to management with respect to setting the Board agendas, facilitates communication among directors, works with the Chief Executive Officer to provide an appropriate information flow between management and the Board and presides at meetings of the Board and stockholders. With the Chairman of the Board’s assumption of these duties, the Chief Executive Officer may place a greater focus on the strategic and operational aspects of Landmark Bancorp. We also believe that ultimately our Board feels a greater sense of involvement and brings a wider source of perspective as a result of this structure, from which Landmark Bancorp and its stockholders’ benefit.

Independent Director Sessions

Although the Chairman of the Board is an independent director, we have a separate lead independent director who organizes and presides at sessions of our independent directors. Mr. Sloan currently serves as our lead independent director. Consistent with Nasdaq listing requirements, the independent directors regularly have the opportunity to meet without the non-independent directors present following every scheduled Board meeting. The independent directors met one time in 2024.

Board’s Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including general economic risks, credit risks, regulatory risks, audit risks, reputational risks, cyber risks and others, such as the impact of competition. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

While the full Board is charged with ultimate oversight responsibility for risk management, various committees of the Board and members of management also have responsibilities with respect to our risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our financial, legal and organizational risks and receives regular reports from the management team regarding comprehensive organizational risk as well as particular areas of concern. The Compensation Committee monitors and assesses the various risks associated with compensation policies and oversees incentives that encourage a level of risk taking consistent with our overall strategy. Additionally, our Chief Credit Officer and loan review staff are directly responsible for overseeing our credit risk.

We believe that establishing the right “tone at the top” and providing for full and open communication between management and our Board are essential for effective risk management and oversight. Our executive management meets regularly with our other senior officers to discuss strategy and risks facing the Company. Senior officers attend many Board meetings or, if not in attendance, are available to address any questions or concerns raised by the Board on risk-management-related and any other matters. Additionally, each of our Board-level committees provides regular reports to the full Board, and apprises the Board of our comprehensive risk profile and any areas of concern.

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Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics in place that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow, including our Chief Executive Officer and Chief Financial Officer. The code is posted on our website at www.landmarkbancorpinc.com under “Corporate Overview — Corporate Governance.” We intend to satisfy the disclosure requirements under Item 5.05(c) of Form 8-K regarding any amendment to or waiver of the code with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our website.

Anti-Hedging Policy

The Company’s directors, officers and employees are subject to an Insider Trading Policy. The Insider Trading Policy prohibits the Company’s directors, officers and employees from entering into any hedging transactions with respect to the Company’s securities, including but not limited to the purchase or use of, directly or indirectly through any other person or entity, any stock option, prepaid variable forward contracts, equity swaps, collars, exchange funds or any other investment designed to offset any decrease in the market value of the Company’s securities. To our knowledge, each director, officer and employee of the Company is in compliance with this policy.

Insider Trading Policy

The Company has adopted an insider trading policy governing the purchase, sale and other dispositions of its securities by directors, officers and employees of the Company that is designed to promote compliance with insider trading laws, rules and regulations and any applicable Nasdaq listing standards. A copy of the policy is available on Landmark Bancorp’s website at www.landmarkbancorpinc.com under “Corporate Overview — Corporate Governance,” and is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.

Director Compensation

In 2024, the Board met six times. Landmark Bancorp’s directors (other than Mr. Alexander) received a quarterly retainer of $5,000 for serving on the Board, supplemented by a $2,000 fee paid for attending non-telephonic Board meetings, except for the May and December meetings for which they received a $1,000 fee. Mr. Alexander received a quarterly retainer of $10,000 for serving as Chairman of Landmark Bancorp and a $4,000 fee for each non-telephonic Board meeting he attended, except for the May and December meetings for which he received a $2,000 fee. In addition, all non-employee directors, along with Mr. Scheopner, received an award of restricted stock with a grant date fair value of approximately $10,000. The table below illustrates the compensation of our non-employee directors in 2024.

Landmark Bancorp has assumed deferred compensation agreements entered into by Messrs. Ball and Snapp as directors of Landmark Bancshares, Inc., a predecessor company of Landmark Bancorp. Under the deferred compensation agreements, the Company maintains a deferred compensation account for each of Messrs. Ball and Snapp. The Company may contribute to such accounts from time to time, although it does not do so currently. On an annual basis, the deferred compensation accounts are credited for earnings or losses, as the case may be, based on the performance of certain measurement funds. As of December 31, 2024, the account balances were $749,676 and $30,181 for Messrs. Ball and Snapp, respectively. Because Mr. Snapp has attained age 65, he will qualify for such a distribution upon his retirement. Should Mr. Snapp cease to be a member of the Board for any reason other than retirement or death, he would receive the balance of his deferred compensation account in a lump sum distribution at the time of termination.

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The director fees paid for service in 2024 is as follows:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)		(h)
Patrick L. Alexander	$66,300	$10,005	—	$76,305
Richard A. Ball(3)	$16,400	—	$43,784	$60,184
Angela S. Hurt	$28,600	$10,005	—	$38,605
Mark Kohlrus	$35,800	$10,005	—	$45,805
Sandra J. Moll	$34,000	$10,005	—	$44,005
Sarah Hill-Nelson	$30,000	$10,005	—	$40,005
Jim W. Lewis	$34,300	$10,005	—	$44,305
Wayne R. Sloan	$33,000	$10,005	—	$43,005
David H. Snapp	$31,500	$10,005	—	$41,505
Angelia K. Stanland	$32,100	$10,005	—	$42,105

(1)	Mr. Scheopner’s fees are reflected in the “All Other Compensation” column of the Summary Compensation Table. As President and Chief Executive Officer, Ms. Wendel received no additional compensation for services on our Board. Ms. Wendel’s compensation is included in the Summary Compensation Table of this proxy statement.

(2)	Amounts reflect the aggregate grant date fair value of restricted stock awards granted in 2024 computed in accordance with FASB ASC Topic 718. In 2024, each non-employee director was granted 523 shares of restricted stock (as adjusted for subsequent stock dividends), which vest 100% on May 21, 2025. For a discussion of the assumptions used to establish the valuation of the restricted stock awards, reference is made to Note 19 of the Notes to the Consolidated Financial Statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC.

(3)	Mr. Ball retired on May 22, 2024. During, 2024, Mr. Ball received payments totaling $43,784 under his deferred compensation agreement.

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EXECUTIVE COMPENSATION

Regulatory Impact on Compensation

As a publicly traded financial institution, Landmark Bancorp must comply with multiple layers of regulations when considering and implementing compensation decisions. Although these regulations do not set specific parameters within which compensation decisions must be made, they do require that Landmark Bancorp and the Compensation Committee be mindful of the risks associated with compensation programs designed to incentivize superior performance.

Under the FDIC’s 2015 Interagency Guidelines Establishing Standards for Safety and Soundness (the “Safety and Soundness Standards”), excessive compensation is prohibited as an unsafe and unsound practice. The FDIC has indicated that financial institutions should consider whether aggregate cash amounts paid, or non-cash benefits provided to an employee are unreasonable or disproportionate to the services the employee performs. The Safety and Soundness standards set forth a framework within which financial institutions should evaluate an employee’s compensation, with factors including compensation history, internal pay equity, and, if appropriate, comparable compensation practices at peer institutions. In order to give the assessment proper context, the assessment should be made in light of the financial institution’s overall financial condition.

Separately, in 2010, the federal regulatory agencies, including the FDIC, the Federal Reserve, and the Office of the Comptroller of the Currency, together, issued the Guidance on Sound Incentive Compensation Policies (the “Joint Guidance”). The Joint Guidance complements the Safety and Soundness Standards and establishes a framework within which financial institutions must assess the soundness of their incentive compensation plans, programs and arrangements. Because the Joint Guidance is limited to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to the financial institution, it is somewhat narrower in scope than the Safety and Soundness Standards. With respect to those individuals to which it applies, the Joint Guidance aims to ensure that any available incentive compensation arrangements appropriately balance risk and reward, are compatible with effective controls and risk management and have the support of strong corporate governance.

In addition to the foregoing, proposed rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) that intend to implement further risk assessment guidelines and procedures may eventually be finalized by the financial institution regulatory agencies and the SEC. Some form of proposed rules have now been issued three times: first during 2011, then again during 2016, and most recently in 2024; however, none of these proposed rules has yet been finalized. If any such proposed rules under the Dodd-Frank Act are finalized, they may impose additional compensation-related risk assessment guidelines and procedures on financial institutions.

Landmark Bancorp is also subject to the SEC’s rules regarding risk assessment, which apply to all publicly traded companies. The SEC also maintains compensation risk assessment rules, applicable generally to publicly traded companies, which require the issuer to determine whether any of its existing incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on the issuer. The Compensation Committee completes a risk assessment of the Landmark Bancorp’s compensation programs and components on an annual basis. The Committee has determined that Landmark Bancorp’s incentive compensation plans, programs and arrangements do not create risks that are reasonably likely to have a material adverse effect on Landmark Bancorp.

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The Compensation Committee believes Landmark Bancorp has adequate policies and procedures in place to balance and control any risk taking that may be incentivized by the employee compensation plans. The Compensation Committee further believes that such policies and procedures will work to limit the risk that any employee would manipulate reported earnings in an effort to enhance his or her compensation.

When making decisions about executive compensation, Landmark Bancorp considers, in addition to the above, the impact of other regulatory provisions, including: Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), regarding the tax deductibility of certain compensation; Section 409A of the Code regarding nonqualified deferred compensation; Sections 4999 and 280G of the Code regarding excise taxes and deduction limitations on golden parachute payments made in connection with a change in control; and the impact of FASB ASC Topic 718, which requires Landmark Bancorp to recognize the compensation cost of grants of equity awards based upon their grant date fair value.

Clawback Policy

In October 2023, the Board adopted a clawback policy in accordance with the listing standards of the Nasdaq. The policy requires that we recoup certain incentive compensation paid to or deferred by certain executives in the event Landmark Bancorp is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws, and the compensation would not have been awarded under the restated financial information, subject to the other terms and limitations set forth in the policy. A copy of the policy is available on Landmark Bancorp’s website at www.landmarkbancorpinc.com under “Corporate Overview — Corporate Governance,” and is filed as Exhibit 97.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC.

Stockholders’ Say-on-Pay Vote

At Landmark Bancorp’s 2022 annual meeting of stockholders, the stockholders overwhelmingly approved the non-binding advisory proposal on the 2021 compensation of our NEOs required pursuant to Section 14A of the Exchange Act with approximately 84% of the votes cast in favor of the proposal. We received no specific feedback from our stockholders concerning our NEOs compensation program during the past year. The Compensation Committee considered this approval a reflection of the stockholders’ favorable view of our NEOs compensation program. The Compensation Committee did not specifically rely on the results of the vote in making any NEOs compensation-related decisions during 2023 or 2024. Based on the preference expressed by stockholders at the 2019 annual meeting in their vote regarding the frequency of future say-on-pay votes required by Section 14A of the Exchange Act, and consistent with the Board’s previous recommendation, the Board determined to conduct an advisory vote on NEOs compensation every three years. Accordingly, a non-binding, advisory vote on NEOs compensation is being held at this year’s Annual Meeting, as described in more detail in Proposal 2 below. A non-binding, advisory vote on the frequency of future votes to approve NEOs compensation is also being held at this year’s Annual Meeting, as described in more detail in Proposal 3 below.

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Summary Compensation Table

The following table sets forth information concerning the compensation for each of our NEOs for our fiscal years ended December 31, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)		(f)		(g)	(i)	(j)
Abigail M. Wendel(4)	2024	360,463	110,000	216,399		156,000		—	20,220	863,082
President and Chief Executive Officer
Michael E. Scheopner	2024	295,000	—	71,084	(5)	56,454	(5)	—	67,658	490,196
Former President and Chief Executive Officer	2023	450,000	60,750	—		75,032		40,500	64,123	690,405
Mark A. Herpich	2024	289,054	—	59,007		—		68,588	30,154	446,803
Executive Vice President and Chief Financial Officer	2023	280,000	45,630	—		40,018		30,420	26,397	422,465

(1)	The amounts set forth in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of stock and option awards granted to each of our NEOs in each of the years ended December 31, 2024 and 2023 computed in accordance with FASB ASC Topic 718, and with respect to Mr. Scheopner, include modification charges as further explained in footnote 5 below. For a discussion of the assumptions used to establish the valuation of the restricted stock and stock option awards, reference is made to Note 19 of the Notes to the Consolidated Financial Statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC. Each stock award and option award has been adjusted for subsequent stock dividends. In 2024, Mr. Scheopner was granted 523 shares of restricted stock in connection with his service on the Company’s Board.

(2)	Represents annual non-equity incentive plan awards paid as a result of the attainment of specific earnings per share growth, specific asset quality goals and return on average assets goals relating to the prior fiscal year. The objective performance goals are set at the beginning of each year by the Compensation Committee.

(3)	For 2024, amounts include Company contributions to Landmark Bancorp’s 401(k) Profit Sharing Plan of $8,308, $20,700 and $20,700 for Ms. Wendel and Mr. Scheopner and Mr. Herpich, respectively, and Board fees of $30,000 for Mr. Scheopner. The remainder of the amounts reported in all other compensation for 2024 includes: (i) a car allowance of $4,058, $6,640 and $2,335 for Ms. Wendel, Mr. Scheopner and Mr. Herpich, respectively, (ii) country club dues of $7,342, $10,318 and $7,119 for Ms. Wendel, Mr. Scheopner and Mr. Herpich, respectively, and (iii) Company reimbursed medical insurance premiums of $512 for Ms. Wendel.

(4)	Ms. Wendel became the President and Chief Executive Officer of the Company on March 29, 2024 (the “Transition Date”). As of the Transition Date, Mr. Scheopner resigned as President and Chief Executive Officer of the Company and the Bank. Ms. Wendel was not an NEO during the year ended December 31, 2023.

(5)	As further discussed under the section titled “Employment Agreements” below, pursuant to the terms of the Addendum, as of the Transition Date, all of Mr. Scheopner’s then-held unvested equity awards became fully vested. The entry into the Addendum resulted in an equity award modification. The incremental fair values of the modified awards computed as of the modification date are included in the “Stock Awards” and “Option Awards” columns, even though the grant date fair values for such equity awards are or have been reported in Summary Compensation Table for 2024 and for prior fiscal years. Accordingly, the Summary Compensation Table shows an increase in the total compensation for 2024 for Mr. Scheopner. This increase in compensation relates to the modification of Mr. Scheopner’s equity awards, and not an increase in the realizable value of the awards. The incremental fair values of the modified awards included in the “Stock Awards” and “Option Awards” columns are $61,079 and $56,454, respectively.

Employment Agreements

In December 2013, we entered into employment agreements with each of Messrs. Scheopner and Herpich, effective January 1, 2014 and November 1, 2013, respectively. In March 2024, in connection with the appointment of Ms. Wendel to serve as the President and Chief Executive Officer of Landmark Bancorp and Landmark National Bank, we entered into an employment agreement with Ms. Wendel, effective March 29, 2024 (the “Transition Date”), as well as an addendum to Mr. Scheopner’s existing employment agreement, effective as of the Transition Date (the “Addendum”), further discussed below.

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Mr. Scheopner’s employment agreement, in effect for 2024, provided for an initial two-year term that renewed for an additional one-year term on each anniversary of its original effective date (so that, as of each anniversary date of the effective date, the agreement would always have a two-year term), unless either party gave notice of its intention to terminate the agreement not less than 90 days prior to the anniversary date. Pursuant to his employment agreement, in effect for 2024, Mr. Scheopner was entitled to receive a base salary of $450,000 and was also entitled to receive a performance bonus based on performance criteria selected by the Compensation Committee, a country club membership, a car allowance and such other benefits as are provided to our other executive officers. For 2024 and 2023, the performance bonus criteria selected by the Compensation Committee is set forth in footnote 2 of the Summary Compensation Table above. Pursuant to the Addendum, Mr. Scheopner voluntarily resigned as President and Chief Executive Officer of Landmark Bancorp and Landmark National Bank, effective as of the Transition Date, and continued to provide services as a non-executive full-time employee until his full retirement on December 31, 2024 (the “Retirement Date”). The Addendum provided that, following the Transition Date, Mr. Scheopner receive his current annual base salary through June 30, 2024. The Addendum further provided that from July 1, 2024 through the Retirement Date, Mr. Scheopner receive a salary of $10,000 a month and receive the same benefits and perquisites that he received prior to the Transition Date. Mr. Scheopner was also eligible for a discretionary incentive bonus for 2024 as determined by the Board. Further, as of the Transition Date, all outstanding and unvested stock awards then-held by Mr. Scheopner fully vested.

Ms. Wendel’s employment agreement, effective as of the Transition Date, provides for an initial three-year term that renews for an additional one-year term on the third anniversary of such effective date and on each anniversary thereafter, unless either party gives notice of its intention to terminate the agreement not less than 90 days prior to any such anniversary date. Pursuant to her employment agreement, Ms. Wendel is currently entitled to receive a base salary of $480,000, subject to further annual review and potential increase by the Board. Further, for fiscal year 2024, Ms. Wendel is entitled to receive an initial bonus of $100,000, payable in early 2025, provided Ms. Wendel remains in employment through December 31, 2024. Commencing with the 2025 fiscal year, Ms. Wendel will be eligible to receive an annual performance bonus based on performance criteria selected by the Compensation Committee. Pursuant to Ms. Wendel’s employment agreement, Ms. Wendel was also granted nonqualified stock options of 42,000 (as adjusted for subsequent stock dividends) and a grant of 5,250 shares of restricted stock (as adjusted for subsequent stock dividends). Ms. Wendel will also be entitled to reimbursement for country club membership fees, reimbursement for medical insurance premiums and group term life insurance, a car allowance, reimbursement for executive coaching and such other benefits as are provided to our other executive officers.

Mr. Herpich’s employment agreement provides for an initial one-year term that automatically renews on each anniversary of its original effective date unless either party gives notice of its intention to terminate the agreement not less than 90 days prior to the anniversary date. Pursuant to his agreement, Mr. Herpich is currently entitled to receive a base salary of $285,000, and is subject to further annual review and potential increase by the Board. He is also entitled to receive a performance bonus based on performance criteria selected by the Compensation Committee, a country club membership, a car allowance and such other benefits as are provided to our other executive officers. For 2024 and 2023, the performance bonus criteria selected by the Compensation Committee are set forth in footnote 2 of the Summary Compensation Table above.

The employment agreement for Mr. Herpich provides for severance benefits in the event of termination by Landmark Bancorp other than for cause or by Mr. Herpich for good reason, and enhanced severance benefits in the event of either type of termination within six months prior to or 24 months following a change in control of Landmark Bancorp or in the event of a voluntary termination by Mr. Herpich within 29 days following a change in control. All severance benefits under the agreement are contingent upon Mr. Herpich’s execution and non-revocation of a general release and waiver of claims against Landmark Bancorp and its affiliates. The agreement includes a “clawback” provision should any severance benefits require recapture under any applicable law. Each agreement also provides that, if necessary, severance benefits will be reduced to an amount that is one dollar less than the maximum amount payable without loss of a deduction under Section 280G of the Code.

With respect to Mr. Scheopner, pursuant to the Addendum, following the Transition Date, in the event of Mr. Scheopner’s termination due to death, disability or by Landmark Bancorp other than for cause, Mr. Scheopner would be entitled to the compensation and benefits described under the Addendum through the Retirement Date, and no other severance benefits under Mr. Scheopner’s employment agreement would be provided.

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The employment agreement for Ms. Wendel, provides for severance benefits in the event of termination by Landmark Bancorp other than for cause or by Ms. Wendel for good reason, and enhanced severance benefits in the event of either type of termination within six months prior to or 24 months following a change in control of Landmark Bancorp. All severance benefits under the agreement are contingent upon Ms. Wendel’s execution and non-revocation of a general release and waiver of claims against Landmark Bancorp and its affiliates. The agreement includes a “clawback” provision should any severance benefits require recapture under any applicable law. The agreement also provides that, if necessary, severance benefits will be reduced to an amount that is one dollar less than the maximum amount payable without loss of a deduction under Section 280G of the Code. For additional information on Ms. Wendel’s severance benefits, for 2024, see the “Benefits upon Termination or a Change of Control” section of this proxy statement.

Each executive is also subject to an 18-month non-compete and non-solicit restrictive covenant following termination of employment.

For additional information on each NEO’s severance benefits, for 2024, see the “Benefits upon Termination or a Change of Control” section of this proxy statement.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the outstanding options and unvested restricted stock held by each of our NEOs as of December 31, 2024. The number of equity awards and exercise prices of options presented in the table below have been adjusted to reflect subsequent stock dividends.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(3)
(a)	(b)	(c)	(e)	(f)	(g)		(h)
Abigail M. Wendel	—	42,000	18.50	2/29/2034	—		—
	—	—	—	—	5,250	(4)	126,053
	—	—	—	—	6,284	(5)	150,879
Michael E. Scheopner(6)	9,396	—	19.80	8/1/2027	—		—
	15,835	—	17.50	8/1/2029	—		—
	10,753	—	22.83	8/1/2031	—		—
	18,631	—	19.20	8/1/2033	—		—
	—	—	—	—	523		12,557
Mark A. Herpich	5,167	—	19.80	8/1/2027	—		—
	8,710	—	17.50	8/1/2029	—		—
	4,436	1,478	22.83	8/1/2031	—		—
	2,484	7,453	19.20	8/1/2033	—		—
	—	—	—	—	907	(7)	21,777
	—	—	—	—	3,090	(5)	74,191

(1)	Ms. Wendel’s options granted on February 29, 2024 vest on the fourth anniversary of the commencement of her employment. Mr. Herpich’s outstanding options to purchase 1,478 and 7,453 shares of common stock (as adjusted for subsequent stock dividends), which were granted on August 1, 2021, and August 1, 2023, respectively, each vest 25% on each of the first four anniversaries of the grant date.

(2)	All options expire 10 years after the grant date.

(3)	Based on Landmark Bancorp’s closing price of $24.01 on December 31, 2024, the last trading day of the year.

(4)	Shares of restricted stock were granted on February 29, 2024 and vest 25% each year over a four-year period beginning March 29, 2025.

(5)	Shares of restricted stock were granted on August 1, 2024 and vest 25% each year over a four year period beginning August 1, 2025.

(6)	As further discussed under the section titled “Employment Agreements” above, pursuant to the terms of the Addendum, as of the Transition Date, all of Mr. Scheopner’s then-held unvested equity awards became fully vested.

(7)	Shares of restricted stock were granted on August 1, 2022 and vest 25% each year over a four-year period beginning August 1, 2023

All outstanding equity awards made to Ms. Wendel and Messrs. Scheopner and Herpich prior to May 22, 2024, were made pursuant to the Landmark Bancorp, Inc. 2015 Stock Incentive Plan (the “2015 Stock Incentive Plan”). All outstanding equity awards made to Ms. Wendel and Messrs. Scheopner and Herpich after May 22, 2024, were made pursuant to the Landmark Bancorp, Inc. 2015 Stock Incentive Plan (the “2024 Stock Incentive Plan,” and, collectively with the 2015 Stock Incentive Plan, the “Stock Incentive Plans”). The Stock Incentive Plans are discussed below under “Equity Compensation Plans.” All options were granted with an exercise price equal to the fair market value of the stock on the date of grant.

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Equity Compensation Plans

Stock Incentive Plans

2015 Stock Incentive Plan. On May 20, 2015, the Company stockholders approved the 2015 Stock Incentive Plan. The 2015 Stock Incentive Plan allows for the granting of awards including stock options, restricted stock, restricted stock units, stock appreciation rights, stock awards and cash incentive awards. Under the 2015 Stock Incentive Plan, 250,000 shares of Company common stock were originally reserved for the granting of awards, and this amount is adjusted for the Company’s annual stock dividends. The 2024 Stock Incentive Plan, discussed below, replaced the 2015 Stock Incentive Plan. Upon approval of the 2024 Stock Incentive Plan, the 2015 Stock Incentive Plan was frozen to new grants.

2024 Stock Incentive Plan. On May 22, 2024, the Company stockholders approved the 2024 Stock Incentive Plan. The 2024 Stock Incentive Plan allows for the granting of awards including stock options, restricted stock, restricted stock units, stock appreciation rights, stock awards and cash incentive awards. Under the 2024 Stock Incentive Plan, 500,000 shares of Company common stock were originally reserved for the granting of awards, and this amount is adjusted for the Company’s annual stock dividends. As of December 31, 2024, 487,016 shares (as adjusted for stock dividends) remained available for issuance under the 2024 Stock Incentive Plan.

401(k) Profit Sharing Plan

All eligible employees, including our NEOs, may participate in the Landmark Bancorp, Inc. 401(k) Profit Sharing Plan and are permitted to make elective contributions up to the maximum limits of the Code. We make a matching contribution to the plan equal to 100% of each participant’s first 6% of compensation deferred. During the first quarter of each year, we typically make a profit sharing contribution to the plan. Our NEOs were eligible for participation in accordance with the plan’s provisions.

Benefits upon Termination or a Change of Control

Employment Agreements

Following his Transition Date, in the event of Mr. Scheopner’s termination due to death, disability or by Landmark Bancorp other than for cause, Mr. Scheopner would have been entitled to the compensation and benefits described under the Addendum through the Retirement Date, and no other severance benefits under Mr. Scheopner’s employment agreement would be provided. See the “Employment Agreements” section above, for further discussion of Mr. Scheopner’s compensation and benefits through his Retirement Date.

Pursuant to Mr. Herpich’s employment agreement, in the event of his termination by Landmark Bancorp other than for cause or by Mr. Herpich for good reason during the term of his agreement, he will be entitled to receive a lump sum payment in an amount equal to the sum of (a) his then-current annual salary, (b) an amount equal to the average of the annual performance bonuses paid to him for the three most recently ended fiscal years and (c) the contributions made for his benefit under all employee retirement plans during the most recently ended fiscal year. The lump sum payment to be made to him upon his voluntary termination of employment within 29 days after a change in control of Landmark Bancorp or his involuntary termination without cause or termination for good reason within six months prior to or 24 months following a change in control would be equal to two times the sum of (a) his then-current annual salary, (b) an amount equal to the average of the annual performance bonuses paid to him for the three most recently ended fiscal years and (c) the contributions made for his benefit under all employee retirement plans during the most recently ended fiscal year. Following a termination without cause or for good reason during the term of the agreement (whether or not in connection with a change in control), Landmark Bancorp will also provide Mr. Herpich and his dependents with continued COBRA insurance coverage for twelve months after termination of employment at the Company’s expense.

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Pursuant to Ms. Wendel’s employment agreement, in the event of her termination by Landmark Bancorp other than for cause or by Ms. Wendel for good reason during the term of her agreement, she will be entitled to receive severance, paid in 24 substantially equal monthly installments, in an amount equal to two times the sum of (a) her then-current annual salary, (b) an amount equal to the average of the annual performance bonuses paid to her for the three most recently ended fiscal years and (c) the contributions made for her benefit under all employee retirement plans during the most recently ended fiscal year. The payment to be made to her upon her involuntary termination without cause or termination without good reason within six months prior to or 24 months following a change in control would be a lump-sum payment equal to three times the sum of (a) her then-current annual salary, (b) an amount equal to the average of the annual performance bonuses paid to her for the three most recently ended fiscal years and (c) the contributions made for her benefit under all employee retirement plans during the most recently ended fiscal year. Following a termination without cause or for good reason during the term of the agreement (whether or not in connection with a change in control), Landmark Bancorp will also provide Ms. Wendel and her dependents with continued COBRA insurance coverage for eighteen months year after termination of employment at the Company’s expense.

The employment agreements for Ms. Wendel and Messrs. Scheopner and Herpich provide for a benefit cutback in the event any amounts are non-deductible due to the golden parachute payment restrictions of Section 280G of the Internal Revenue Code.

2015 Stock Incentive Plan

Under the 2015 Stock Incentive Plan, unless otherwise provided in an award agreement, all stock options and stock appreciation rights shall become fully exercisable, and all stock awards and cash incentive awards shall become fully earned and vested, immediately if (1) the plan and award agreements are not the obligation of the Company or a successor immediately following a change in control or (2) the plan and award agreements are the obligation of the Company or a successor immediately following a change in control and within 24 months following the change in control the participant is terminated by the Company without cause or resigns for good reason. Notwithstanding the foregoing, if the vesting of an outstanding award is conditioned upon the achievement of performance measures then such vesting shall be subject to the following: (1) if the performance measures of an award are less than 50% attained at the time of the change in control then such award shall become vested and exercisable on a fractional basis with the numerator equal to the percentage of attainment and the denominator equal to 50% upon the change of control and (2) if the performance measures of an award are at least 50% attained at the time of the change in control then such award shall become fully vested and earned upon the change of control. Pursuant to the terms of the award agreements under the 2015 Stock Incentive Plan, all outstanding restricted stock awards shall vest immediately upon the executive’s termination of service due to death or disability.

2024 Stock Incentive Plan

Under the 2024 Stock Incentive Plan, unless otherwise provided in an award agreement, all stock options and stock appreciation rights shall become fully exercisable, and all stock awards shall become fully earned and vested, immediately if (1) the plan and award agreements are not the obligation of the Company or a successor immediately following a change in control or (2) the plan and award agreements are the obligation of the Company or a successor immediately following a change in control and within 24 months following the change in control the participant is terminated by the Company without cause or resigns for good reason. Notwithstanding the foregoing, if the vesting of an outstanding award is conditioned upon the achievement of performance measures then, upon the occurrence of any of the conditions set forth above, such performance objectives shall be deemed achieved at target level of performance. Pursuant to the terms of the award agreements under the 2024 Stock Incentive Plan, all outstanding restricted stock awards shall vest immediately upon the executive’s termination of service due to death or disability.

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The following table sets forth the potential payments payable to each of the individuals named in the Summary Compensation Table upon termination of employment, change of control, disability and death, assuming the events occurred on December 31, 2024.

		Involuntary	Termination During a	Termination due to
Name	Benefit	Termination (1)	Covered Period (2)	Death or Disability
Abigail M. Wendel	Cash Severance	$1,049,949	$1,574,914	$-
	Equity Awards (3)	-	508,351	508,351
	Medical	5,953	5,953	-
	Total	$1,055,902	$2,089,228	$508,351

Michael E. Scheopner (5)	Cash Severance	$-	$-	$-
	Equity Awards (3)	-	-	12,557
	Medical (4)	-	-	-
	Total	$-	$-	$12,557

Mark A. Herpich	Cash Severance	$374,356	$748,711	$-
	Equity Awards (3)	-	133,560	133,560
	Medical (4)	7,491	7,491	-
	Total	$381,847	$889,763	$133,560

(1)	This column includes amounts payable upon a termination without cause by the Company or a resignation for good reason by the executive.

(2)	With respect to Mr. Herpich, this column includes amounts payable upon a voluntary termination within 29 days following a change in control or an involuntary termination or resignation for good reason within the 6 months preceding, or the 24 months following, a change in control. Any payments that are contingent on a change in control are subject to potential reduction to avoid the loss of a deduction under Code Section 280G. With respect to Ms. Wendel, this column includes amounts payable upon an involuntary termination or resignation for good reason within the 6 months preceding, or the 24 months following, a change in control.

(3)	Outstanding restricted stock and stock option awards vest upon a termination due to death, disability or in connection with a change in control. Amounts are based on Landmark Bancorp’s closing price of $24.01 on December 31, 2024, the last trading day of the year.

(4)	Our NEOs are entitled to medical benefits only upon a termination without cause by Landmark Bancorp or a resignation with good reason by the executive.

(5)	Pursuant to Mr. Scheopner’s Addendum (discussed above under the section title “Employment Agreements”), he would not have been entitled to any payments or benefits upon termination of employment, change of control, disability or death, other than, in the case of disability or death, with respect to the acceleration of the 523 shares of restricted stock that Mr. Scheopner received in 2024 in connection with his service on the Board, assuming such events occurred on December 31, 2024.

Policies and Practices Related to the Grant of Certain Equity Awards

While we do not have a formal written policy in place with regard to the timing of awards of options or similar awards in relation to the disclosure of material nonpublic information, our equity awards are generally granted on fixed dates determined in advance. Annual equity awards are typically granted to our executives in August each year. On limited occasions, the Compensation Committee may grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention or other purposes.

The Compensation Committee approves all equity award grants on or before the grant date and does not take material nonpublic information into account when determining the timing and terms of equity award grants. The Company has not timed the disclosure of material nonpublic information to affect the value of executive compensation.

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During the fiscal year ended December 31, 2024, we did not award any options to an NEO in the period beginning four business days before the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a current report on Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such report, except as set forth in the table below:

Name	Grant date	Number of securities underlying the award(1)	Exercise price of the award ($/Sh)(1)	Grant date fair value of the award(2)	Percentage change in the closing market price of the securities underlying the award between the trading day ending immediately prior to the disclosure of material nonpublic information and the trading day beginning immediately following the disclosure of material nonpublic information
(a)	(b)	(c)	(d)	(e)	(f)
Abigail M. Wendel	02/29/24	5,250	$18.50	156,000	1.2%

(1)	Award represents the options granted in connection with Ms. Wendel entering into an employment agreement with the Company, as adjusted for subsequent stock dividends.

(2)	The grant date fair value of the stock option award is computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used to establish the valuation of stock option awards, reference is made to Note 19 of the Notes to the Consolidated Financial Statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC.

PAY VERSUS PERFORMANCE DISCLOSURE

In accordance with rules adopted by the Securities Exchange Commission, pursuant to the Dodd-Frank Act, we provide the following disclosure regarding executive “compensation actually paid” (as calculated in accordance with the SEC rules) (“CAP”) and certain Company performance measures for the fiscal years listed below.

Year	Summary Compensation Table Total for PEO – Michael E. Scheopner(1)	Summary Compensation Table Total for PEO – Abigail M. Wendel(1)	Compensation Actually Paid (CAP) to PEO – Michael E. Scheopner	Compensation Actually Paid to PEO – Abigail M. Wendel	Average Summary Compensation Table Totals for non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based on: Total Stockholder Return	Net Income (dollars in thousands)
2024	$490,196	$863,082	$367,890	$951,260	$446,803	$502,245	$108.71	$13,003
2023	$690,405	—	$673,367	—	$422,465	$413,222	$81.89	$12,236
2022	$599,990	—	$559,176	—	$304,547	$288,730	$85.57	$9,878

(1)	For 2022 and 2023, Landmark’s principal executive officer (“PEO”) was Mr. Scheopner. In 2024, Landmark’s PEO was Mr. Scheopner from January 1, 2024 through March 28, 2024 and Ms. Wendel from March 29, 2024 through December 31, 2024.

(2)	For 2022, Landmark’s non-PEO NEOs were Mark A. Herpich and Mark J. Oliphant. For 2023 and 2024, Landmark’s non-PEO NEO was Mark A. Herpich.

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The following tables reconcile the Summary Compensation Table compensation to the Compensation Actually Paid disclosed in the above table.

PEO – Mr. Scheopner SCT Total to CAP Reconciliation
Year	SCT-PEO	Grant Date Fair Value of Equity Awards Granted in Fiscal Year	Fair Value at Fiscal Year-End of Outstanding and Unvested Equity Awards Granted in Fiscal Year	Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	Change in Fair Value as of Vesting Date of Equity Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied during the Fiscal Year	Dividends or Other Earnings Paid on Equity Awards during the Fiscal Year prior to the Vesting Date	CAP
2024	$490,196	$(127,538)	$12,557	$—	$(8,200)	$875	$367,890
2023	690,405	(75,032)	71,153	(9,343)	(6,970)	3,154	673,367
2022	599,990	(74,992)	69,904	28,844	(9,992)	3,110	559,176

PEO – Ms. Wendel SCT Total to CAP Reconciliation
Year	SCT-PEO	Grant Date Fair Value of Equity Awards Granted in Fiscal Year	Fair Value at Fiscal Year-End of Outstanding and Unvested Equity Awards Granted in Fiscal Year	Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	Change in Fair Value as of Vesting Date of Equity Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied during the Fiscal Year	Dividends or Other Earnings Paid on Equity Awards during the Fiscal Year prior to the Vesting Date	CAP
2024	$863,082	$(372,399)	$454,913	$—	$—	$5,664	$951,260
2023	—	—	—	—	—	—	—
2022	—	—	—	—	—	—	—

Average Non-PEO SCT Total to CAP Reconciliation
Year	SCT-NEO	Grant Date Fair Value of Equity Awards Granted in Fiscal Year	Fair Value at Fiscal Year-End of Outstanding and Unvested Equity Awards Granted in Fiscal Year	Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	Change in Fair Value as of Vesting Date of Equity Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied during the Fiscal Year	Dividends or Other Earnings Paid on Equity Awards during the Fiscal Year prior to the Vesting Date	CAP
2024	$446,803	$(59,007)	$74,191	$37,456	$488	$2,314	$502,245
2023	422,465	(40,018)	37,951	(5,058)	(3,815)	1,697	413,222
2022	304,547	(19,997)	18,636	(11,535)	(4,000)	1,079	288,730

The valuation assumptions used to calculate equity award fair values in the above tables are prescribed by Item 402(v) of Regulation S-K and did not materially differ from those disclosed at the time of the grant.

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The illustrations below provide a graphical description of CAP and the following measures:

●	the Company’s total stockholder return (assuming an initial fixed investment of $100); and
●	the Company’s net income.

Total Shareholder Return versus Compensation Actually Paid
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
Compensation Actually Paid (CAP)
$120
$100
$80
$60
$40
$20
$-
Value of $100 Investment From 12/31/2020
12/31/2021
12/31/2022
12/31/2023
12/31/2024
Average PEO CAP
Average Non-PEO CAP
LARK

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Net Income versus Compensation Actually Paid
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
Compensation Actually Paid (CAP)
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
Net Income ($000s)
12/31/2022
12/31/2023
12/31/2024
Average PEO CAP
Average Non-PEO CAP
Net Income

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding our common stock beneficially owned at the close of business on April 2, 2025, the Record Date, with respect to all persons known to us to be the beneficial owner of more than five percent of our common stock, each director and nominee, each NEO and all directors and executive officers of Landmark Bancorp as a group. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Exchange Act, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership of such securities within 60 days of April 2, 2025. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to options exercisable within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Name of Individual and Number of Persons in Group	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
5% Beneficial Owners

Kornitzer Capital Management, Inc. 5420 West 61st Place Shawnee Mission, KS 66205	385,127	(3)	6.7%

Michael C. Brilley 3300 IDS Center 80 South Eighth Street Minneapolis, MN 55402	310,269	(4)	5.4%

Jane A. Moreland and Michael C. Moreland, as joint tenants 4800 Highway A1A #402 Vero Beach, FL 32963	309,645	(5)	5.4%

Directors, Director Nominees and NEOs
Patrick L. Alexander	81,981	(6)	1.4%
Abigail M. Wendel	11,534		*
Sarah Hill-Nelson	14,518	(7)	*
Angela S. Hurt	5,486		*
Mark J. Kohlrus	3,271	(8)	*
Jim W. Lewis	147,987		2.6%
Sandra J. Moll	5,251	(9)	*
Michael E. Scheopner	188,981	(10)	3.2%
Wayne R. Sloan	16,217	(11)	*
David H. Snapp	111,813	(12)	1.9%
Angelina K. Stanland	3,248		*
Tom A. Page	3,798		*
Mark A. Herpich	157,753	(13)	2.7%
All directors and executive officers as a group (12 persons)	748,040	(14)	12.8%

*Less than 1%

(1)	The information contained in this column is based upon information furnished to us by the persons named in this table and the members of the designated group. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as otherwise set forth. Inclusion of shares in this table shall not be deemed to be an admission of beneficial ownership of such shares.

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(2)	Based on 5,778,610 shares outstanding as of April 2, 2025.

(3)	Information based solely on a Schedule 13G/A filed with the SEC on April 11, 2025. According to the Schedule 13G/A, Kornitzer Capital Management, Inc. has sole voting power with respect to 385,127 of these shares and shared dispositive power with respect to 128,404 of these shares.

(4)	Information based solely on a Schedule 13G/A filed with the SEC on February 7, 2024. According to the Schedule 13G/A, Mr. Brilley has sole voting power with respect to 310,269 of these shares and sole dispositive power with respect to 310,269 of these shares, as adjusted for the Company’s 5% stock dividend in December 2024.

(5)	Information based solely on a Schedule 13G/A filed with the SEC on February 14, 2024. According to the Schedule 13G/A, Mr. and Ms. Moreland each have shared voting power with respect to 309,645 of these shares and shared dispositive power with respect to 309,645 of these shares, as adjusted for the Company’s 5% stock dividend in December 2024.

(6)	Includes 1,696 shares held by Mr. Alexander’s minor grandchildren over which he has sole voting and investment power and of which Mr. Alexander disclaims beneficial ownership.

(7)	Includes 9,370 shares held in individual retirement accounts.

(8)	Includes 2,229 shares held in an individual retirement account.

(9)	Includes 1,213 shares held in an individual retirement account.

(10)	Consists of (i) 54,615 shares obtainable within 60 days of April 2, 2025, through the exercise of options granted under the 2015 Stock Incentive Plan; (ii) 121,374 shares owned jointly with his spouse over which Mr. Scheopner has shared voting and investment power and (iii) 12,992 shares held in an individual retirement account.

(11)	Includes 15,694 shares held by Mr. Sloan and his spouse as co-trustees, over which Mr. Sloan has shared voting and investment power.

(12)	Includes (i) 8,177 shares held in an individual retirement account; and (ii) 1,906 shares held in the individual retirement account of Mr. Snapp’s spouse, over which he has no voting or investment power, and of which Mr. Snapp disclaims beneficial ownership.

(13)	Includes (i) 20,797 shares obtainable within 60 days of April 2, 2025, through the exercise of options granted under the 2015 Stock Incentive Plan; (ii) 128,101 shares Mr. Herpich owns with his spouse over which he has shared voting and investment power; (iii) 4,858 shares held in an individual retirement account; and (iv) 3,997 shares of restricted stock, which vest 25% each year over four-year periods. 24,093 shares are pledged as collateral in connection with a line of credit from an unrelated financial institution.

(14)	Includes an aggregate of 75,412 shares obtainable within 60 days of April 2, 2025, through the exercise of options granted under the 2015 Stock Incentive Plan.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires that our executive officers, directors and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the SEC and with the exchange on which our shares of common stock are traded. Based solely on our review of copies of these forms, we are aware of one Form 4 filing made by each of Ms. Stanland and Ms. Hurt, each reporting one transaction which occurred during the fiscal year ended December 31, 2024 that was not timely reported on a Form 4 filing. We are also aware of one Form 5 filing made in 2025 by Mr. Kohlrus reporting two transactions which occurred during the fiscal year ended December 31, 2024 that were not timely reported on a Form 4 filing.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described in the “Executive Compensation” section of this proxy statement, the following is a description of transactions since January 1, 2024 to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or beneficial holders of more than five percent of any class of our voting securities, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.

Ordinary Banking Relationships

Certain of our directors, officers, beneficial owners of more than five percent of our common stock and their respective associates were customers of and had transactions with us during the year ended December 31, 2024. Additional transactions with these persons are expected to continue to take place in the future. All outstanding loans, commitments to extend loans, certificates of deposit and other depository relationships were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons not related to Landmark Bancorp or Landmark National Bank and did not involve more than the normal risk of collectability or present other unfavorable features.

Policies and Procedures Regarding Related Party Transactions

All such loans and relationships, including requirements regarding transactions with affiliates. The Audit Committee also reviews and pre-approves any related party transactions between the Company or any of its subsidiaries and any director or executive officer of the Company or its subsidiaries.

Transactions by the Company or the Bank with related parties, including those described above, are approved by the Bank’s board of directors in accordance with applicable bank regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and Regulation O promulgated by the Board of Governors of the Federal Reserve System (which governs certain loans by the Bank to its executive officers, directors and principal stockholders).

The Company has adopted policies to comply with these regulatory requirements and restrictions, governing the approval of related party transactions that complies with all applicable SEC and Nasdaq rules and requirements concerning related party transactions. Related party transactions are transactions in which: (i) the Company is a participant, (ii) the amount involved exceeds $120,000 and (iii) a related party of the Company has or will have a direct or indirect material interest. Related parties of the Company include directors (including director nominees), executive officers, beneficial owners of more than five percent of our common stock, and the immediate family members of these persons. The Audit Committee, in consultation with management and outside counsel, as appropriate, reviews potential related party transactions to determine if they are subject to these internal policies. If so, the transaction will be referred to the Audit Committee for approval. In determining whether to approve a related party transaction, the Audit Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of an improper conflict of interest for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies.

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AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the Board that they be included in our Annual Reports on Form 10-K. The committee is currently comprised of Messrs. Alexander, Kohlrus and Lewis and Ms. Moll. Each member of the Audit Committee is considered “independent,” as such term is defined by Nasdaq and Rule 10A-3 of the Exchange Act.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2024 with our management and Crowe, our independent registered public accounting firm. The Audit Committee has also discussed with Crowe the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC and received the written disclosures and the letter from Crowe required by applicable requirements of the PCAOB regarding Crowe’s communications with the Audit Committee concerning independence, and has discussed with Crowe its independence. Based on the review and discussions with management and Crowe, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

This report is submitted on behalf of the current members of the Audit Committee:

Patrick L. Alexander	Jim W. Lewis
Mark J. Kohlrus (Chair)	Sandra J. Moll

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PROPOSAL 2 – NON-BINDING, ADVISORY PROPOSAL ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act, Landmark Bancorp is conducting a separate non-binding, advisory stockholder vote to approve the compensation of our NEOs, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules, commonly referred to as a say-on-pay vote. In a non-binding, advisory vote on the frequency of future say-on-pay votes held at our 2019 annual meeting of stockholders, our stockholders voted in favor of conducting say-on-pay votes every three years. In light of this result, and other factors considered by our Board and Compensation Committee, our Board has determined that we will hold say-on-pay votes every three years, subject to the results of the non-binding, advisory vote on such frequency to be held at the Annual Meeting, as set forth in more detail in Proposal 3 below.

The overall objectives of Landmark Bancorp’s compensation programs are to align NEO compensation with the success of meeting long-term strategic operating and financial goals. Stockholders are urged to read carefully the “Executive Compensation” section of this proxy statement, including the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our NEOs in 2024. The Compensation Committee and our Board believe that the policies and procedures for determining NEO compensation are effective in implementing our compensation philosophy and achieving its goals, and that the compensation of our NEOs in 2024 reflects and supports these compensation policies and procedures.

The following resolution is submitted for stockholder approval:

“RESOLVED, that Landmark Bancorp, Inc.’s stockholders approve, on a non-binding, advisory basis, its executive compensation as described in the section captioned ‘Executive Compensation’ contained in the company’s proxy statement, dated April 17, 2025.”

The affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to approve the non-binding, advisory say-on-pay proposal. Abstentions will have the same legal effect as a vote “against” this proposal, while broker non-votes will not affect the voting on this proposal. While this say-on-pay vote is required, it is not binding on the Board or the Compensation Committee, and may not be construed as overruling any decision by the Board or the Compensation Committee. However, the Board and the Compensation Committee will take into account the outcome of the votes when considering future compensation arrangements. The Board recommends that you vote “FOR” the non-binding, advisory say-on-pay proposal. Proxies properly signed and returned will be voted “FOR” this proposal unless you specify otherwise.

36

PROPOSAL 3 – NON-BINDING, ADVISORY PROPOSAL ON FREQUENCY OF

STOCKHOLDER VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act, Landmark Bancorp is conducting a separate non-binding, advisory stockholder vote on the frequency with which the Company shall conduct future non-binding, advisory say-on-pay votes, commonly referred to as a say-on-frequency vote. Section 14A of the Exchange Act requires us to hold a non-binding advisory say-on-frequency vote at least once every six years. The last such say-on-frequency vote occurred at our 2019 annual meeting of stockholders, at which our stockholders voted in favor of conducting future say-on-pay votes every three years.

After careful consideration, our Board recommends that future non-binding, advisory say-on-pay votes be conducted every three years. In determining this recommendation, the Board considered how an advisory vote at this frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results. Conducting a non-binding, advisory say-on-pay vote every three years will also permit our stockholders to observe and evaluate the impact of any changes to our NEO policies and practices which have occurred since the last such say-on-pay vote, including any changes made in response to the outcome of a prior say-on-pay vote.

The following resolution is submitted for stockholder approval:

“RESOLVED, that the stockholders of Landmark Bancorp, Inc. determine, on a non-binding, advisory basis, that the frequency with which the stockholders shall conduct an advisory vote on named executive officer compensation as set forth in the company’s proxy statement for its annual meeting of stockholders, is (i) every year, (ii) every two years, or (iii) every three years.”

The affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to approve the non-binding, advisory say-on-frequency proposal. Abstentions will have the same legal effect as a vote “against” this proposal, while broker non-votes will not affect the voting on this proposal. While this say-on-frequency vote is required, it is not binding on the Board or the Compensation Committee, and may not be construed as overruling any decision by the Board or the Compensation Committee. However, the Board and the Compensation Committee will take into account the outcome of the votes when considering future compensation arrangements. The Board recommends that you vote for the “EVERY THREE YEARS” option, in the non-binding, advisory say-on-frequency proposal. Proxies properly signed and returned will be voted for the “EVERY THREE YEARS” option with respect to this proposal unless you specify otherwise.

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PROPOSAL 4 – RATIFICATION OF CROWE LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

General

Crowe LLP served as our independent registered public accounting firm for the year ended December 31, 2024. Stockholders are being asked to ratify the appointment of Crowe as our independent registered public accounting firm for the year ended December 31, 2025. If the appointment of Crowe is not ratified, the matter of the appointment of our independent registered public accounting firm will be considered by the Audit Committee. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of Crowe are expected to be present at the Annual Meeting, and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to ratify the appointment of Crowe as our independent registered public accounting firm for the year ending December 31, 2025. Abstentions will have the same legal effect as a vote “against” this proposal, while broker non-votes will not affect the voting on this proposal. The Board recommends that you vote “FOR” the ratification of Crowe to serve as our independent registered public accounting firm. Proxies properly signed and returned will be voted “FOR” this proposal unless you specify otherwise.

Accountant Fees

	2024	2023
Audit Fees(1)	$479,850	$599,142
Audit-Related Fees(2)	$21,735	$24,360
Tax Fees(3)	$8,498	$8,633
All Other Fees(4)	—	—

(1)	Audit fees include fees for professional services performed by Crowe for (i) the audit of the Company’s consolidated annual financial statements, (ii) the review of the interim condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10 Q, (iii) the services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements, including an audit of our internal controls over financial reporting, and (iv) other services that generally only the principal accountant can provide.

(2)	Audit-related fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include Crowe’s audits of our compliance with certain U.S. Department of Housing and Urban Development requirements and of Landmark Risk Management, Inc.

(3)	Tax fees include fees incurred for professional services rendered for tax compliance, tax advice, and tax planning, such as assistance with the preparation of our tax returns and guidance with respect to estimated tax payments relating to Landmark Risk Management, Inc.

(4)	All other fees include amounts billed for any other products or services offered by Crowe, including administrative, technology, and out-of-pocket costs which are primarily related to travel.

The Audit Committee, after consideration of these matters, does not believe that the rendering of these services by Crowe is incompatible with maintaining its independence as our principal accountant.

Audit Committee Pre-Approval Policy

Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. We have adopted a pre-approval policy under which the Audit Committee approves in advance all audit and non-audit services to be performed by our independent registered public accounting firm. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. In accordance with the pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by Crowe for up to twelve months from the date of the pre-approval. All of the services referred to above for 2024 were pre-approved by the Audit Committee.

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Important Notice Regarding the Availability of Proxy Material for

the Stockholder Meeting to be Held on May 21, 2025

Full copies of the proxy statement, the proxy card and other materials for the annual meeting are available on the internet at www.landmarkbancorpinc.com. Stockholders will receive a full set of these materials through the mail from us or from your broker.

By order of the Board of Directors

/s/ Abigail M. Wendel
Abigail M. Wendel
President and Chief Executive Officer

Manhattan, Kansas

April 17, 2025

ALL STOCKHOLDERS ARE URGED TO SIGN

AND MAIL THEIR PROXIES OR VOTE BY TELEPHONE OR INTERNET

PROMPTLY

39

LANDMARK BANCORP, INC.

VOTE

## Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

**Online**
Go to www.investorvote.com/LARK or scan the QR code — login details are located in the shaded bar below.

**Phone**
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

**Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/LARK**

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

## Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

**A** Proposals — The Board of Directors recommends a vote FOR all the nominees listed under Proposal 1, and FOR Proposals 2 and 4, and EVERY THREE YEARS for Proposal 3.

1. Election of Directors:

| Nominee | For | Against | Abstain |
|---|---|---|---|
| 01 - Abigail M. Wendel | ☐ | ☐ | ☐ |
| 02 - Patrick L. Alexander | ☐ | ☐ | ☐ |
| 03 - Jim W. Lewis | ☐ | ☐ | ☐ |
| 04 - Tom A. Page | ☐ | ☐ | ☐ |

| Proposal | EVERY 1 YR | EVERY 2 YRS | EVERY 3 YRS | Abstain |
|---|---|---|---|---|
| 3. Approve, on a non-binding, advisory basis, the frequency with which we will conduct future say-on-pay proposals. | ☐ | ☐ | ☐ | ☐ |

5. In accordance with their discretion, upon all other matters that may properly come before the meeting and any adjournments or postponements of the meeting.

**B** Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: PLEASE DATE THIS PROXY CARD AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN YOUR SIGNED PROXY CARD IN THE ENCLOSED ENVELOPE.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

1 U P X

0453KC

The 2025 Annual Meeting of Stockholders of Landmark Bancorp, Inc. will be held on Wednesday, May 21, 2025 at 2:00 P.M. Central Time, virtually via the internet at meetnow.global/MJSZPMM.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

**Important Notice Regarding the Availability of Proxy Material for the Stockholder Meeting to Be Held on May 21, 2025.**
Full copies of the proxy statement, the proxy card, the annual report and other materials for the annual meeting are available on the internet at www.edocumentview.com/LARK and http://investor.banklandmark.com/reports-and-ownership/annual-meeting-materials. Stockholders will receive a full set of these materials through the mail from Computershare on behalf of Landmark Bancorp, Inc. or from your broker.

**Small steps make an impact.**
Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/LARK

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

## Proxy — LANDMARK BANCORP, INC.

### PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF LANDMARK BANCORP, INC. TO BE HELD MAY 21, 2025

The stockholder(s) hereby appoint(s) Mark A. Herpich and Abigail M. Wendel, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the stockholder(s), to vote, as designated on the reverse side of this proxy, the number of shares of common stock that the stockholder(s) would be entitled to vote if then personally present at the annual meeting of stockholders of Landmark Bancorp, Inc., to be held on Wednesday, May 21, 2025, at 2:00 p.m., Central Time, or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement, receipt of which is hereby acknowledged.

**THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED UNDER PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 4, AND "EVERY THREE YEARS" FOR PROPOSAL 3.**

**In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.**

(Items to be voted appear on reverse side)

**C Non-Voting Items**

**Change of Address** — Please print new address below.